AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23 , 2018.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

AMENDMENT # 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vado Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

7389

(Primary Standard Industrial Classification Code Number)

30-0968244

(IRS Employer Identification No.)

Dlhá 816/9

Nitra, Slovakia 94901

Tel: (421)-372302900

(Address and telephone number of registrant's principal executive offices)

INCORP SERVICES, INC.

 3773 HOWARD HUGHES PARKWAY, STE. 500S

LAS VEGAS, NV 89169-6014

TEL. (702) 866-2500

FAX.  (702) 866-2689

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. xx

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. oo

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. oo

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. oo

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer oo

Accelerated Filer oo

Non-accelerated filer oo

Smaller reporting company X

CALCULATION OF REGISTRATION FEE

=============================================================================

Proposed

Proposed

Title of

maximum

maximum

securities

Amount

offering

aggregate

Amount

to be

to be

price

                  offering

registered

registered

per share

price

fee

----------------------------------------------------------------------------------------------------------------------------------

Common Stock          6,000,000

 $0.02

$120,000

 $13.64

=============================================================================

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

VADO CORP.

6,000,000 SHARES OF COMMON STOCK

$0.02 per share

NO MINIMUM

This is the initial offering of Common stock of Vado Corp. and no public market exists for the securities being offered. Vado Corp. is offering for sale a total of 6,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $0.02 per share for a period not to exceed 270 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Dusan Konc, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

Vado Corp. is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC Link. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board and/or OTC Link. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Vado Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Subscription funds that are accepted by the Company will be deposited directly into its operating account and will not be held in escrow.  The funds will be available for immediate use by the Company.  The Company does not have a minimum capitalization requirement and therefore no other subscription, escrow or impound account is being established for the Offering. The invested funds are irrevocable and will not be returned to investors.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Proceeds

Offering

 Total

Price

Amount of

Underwriting

Proceeds

Per Share

Offering

Commissions

To Us

---------

--------

-----------

-----

Common Stock           $0.02

$120,000

$0

$120,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion,

Dated___________, 2018

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS	5
GENERAL INFORMATION ABOUT OUR COMPANY	5
THE OFFERING	5
RISK FACTORS	6
RISKS ASSOCIATED WITH OUR COMPANY	6
RISKS ASSOCIATED WITH THIS OFFERING	8
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	14
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	14
PLAN OF DISTRIBUTION	15
OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR	15
TERMS OF THE OFFERING	15
DEPOSIT OF OFFERING PROCEEDS	15
PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING	15
DESCRIPTION OF SECURITIES	16
INTEREST OF NAMED EXPERTS AND COUNSEL	16
DESCRIPTION OF BUSINESS	16
LEGAL PROCEEDINGS	19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	19
FINANCIAL STATEMENTS	20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	20
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	22
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	22
EXECUTIVE COMPENSATION	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
INDEMNIFICATION	24
AVAILABLE INFORMATION	25

VADO CORP.

Dlhá 816/9

Nitra, Slovakia 94901

 SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Vado" are to Vado Corp.

GENERAL INFORMATION ABOUT OUR COMPANY

Vado Corp. Inc. was incorporated in the State of Nevada on February 10, 2017.  We are a development stage company that operates embroidery business in the European Union. As of today, we have commenced manufacturing the embroidery and have generated $6,000 in revenue for our embroidery service. Our start-up operations have consisted of the formation of the company, developing of our business plan, identification of our target market, negotiation and signing equipment sales and purchase agreement and lease agreement, receiving prepayment from the first customer and starting our embroidery service.  Currently our President devotes approximately 20 hours a week to the company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus.

Our administrative office of the company is currently located at the premises of our President, Dusan Konc, which he provides to us on a rent-free basis at Dlhá 816/9, Nitra, Slovakia 94901. Our telephone number is (421)-372302900. We plan to use these offices until we require larger space. Our fiscal year end is November 30.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:

6,000,000 shares of common stock, par value $0.001

Offering Price per Share:

$0.02

Offering Period:

The shares are being offered for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. There is no mimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company

(after payment of offering expenses estimated at $10,000):

$110,000, if 100% of Offering is sold.

$80,000, if 75% of Offering is sold.

$50,000, if 50% of Offering is sold

$30,000, if 33.33% of Offering is sold.

There is no guarantee that we will receive any proceeds from the Offering.

Use of Proceeds:

We intend to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding Before the Offering:

2,000,000

Number of Shares Outstanding After the Offering:

8,000,000 if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering. Selected Financial Data

The Following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

     As of November 30, 2017

Balance Sheet

Total Assets

$8,908

Total Liabilities

$12,224

Stockholders’ Equity (Deficit)

$(3,316)

Period from February 10, 2017 (inception) to

---------------

Income Statement

November 30, 2017

Total Expenses

$5,316

Net Income (Loss)

$(5,316)

                                                                                                                    As of February 28, 2018

Balance Sheet

Total Assets

$3,587

Total Liabilities

$9,724

Stockholders’ Equity (Deficit)

$(6,137)

Period from February 10, 2017 (inception) to

---------------

Income Statement

February 28, 2018

Total Expenses

$8,137

Net Income (Loss)

$(8,137)

                                                                                                                    As of May 31, 2018

Balance Sheet

Total Assets

$17,298

Total Liabilities

$20,724

Stockholders’ Equity (Deficit)

$(3,426)

Period from February 10, 2017 (inception) to

         ---------------

Income Statement

May 31, 2018

Total Expenses

$5,426

Net Income (Loss)

$(5,426)

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED A SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST A THIRD OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST A THIRD OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founder for the acquisition of his shares as well as loans from Mr. Konc. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED LIMITED REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on February 10, 2017; we have recently started to commence our business operations; and we have realized limited revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE SUFFICIENT REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

As of today, have generated limited revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate substantial revenues is contingent on the success of this offering. There can be no assurance that we will generate substantial revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE EMBROIDERY BUSINESS IS HIGHLY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, timing and service. We will compete with many local, regional and national embroidery companies. Also, some embroidery companies offer their products and services directly to our potential customers, and the volume of such direct sales could increase in the future.

DUSAN KONC, OUR PRESIDENT AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 HOURS PER WEEK TO COMPANY MATTERS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH LIMITED REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees unless we sell at least 50% of the shares offered or until sales will support the expense, which is estimated to begin during first part of the year of 2019.  Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Konc. While Mr. Konc owe any fiduciary duties to in respect of their other business ventures or, in fact, any companies other than the Company, as a practical matter they are presently unable to devote full time to the Company’s business. Our sole officer and director have no any experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. In the event Mr. Konc is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

OUR SOLE OFFICER AND DIRECTOR RESIDES OUTSIDE THE UNITED STATES OF AMERICA.

Mr. Konc reside outsides outside the United States of America.  As a result, it may be difficult or impossible for investors to effect service of process upon Mr. Konc or to enforce against such person’s judgments obtained in the United States courts predicated upon the liability provisions of the United States Securities Laws.

THE LOSS OF THE SERVICES OF DUSAN KOMC COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon our President, Dusan Konc. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

IF WE DO NOT ATTRACT SUFFICIENT NUMBER OF CUSTOMERS, WE WILL NOT MAKE SIGNIFICANT PROFIT, WHICH ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

The Company currently has only one customers. We have not identified any additional customers and we cannot guarantee we will ever have any new customers. Even if we obtain additional customers, there is no guarantee that we will generate sufficient revenues, which can negatively impact our business.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

THE SARBANES-OXLEY ACT IMPOSES SUBSTANTIAL BURDENS UPON THE COMPANY WITHOUT PROVIDING CORRESPONDING BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker- dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $6,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING AT LEAST A THIRD OF THE SHARES AND RECEIVING $40,000 IN THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares. None of our officers and directors have any experience conducting a best efforts offering, which decreases the likelihood that the Offering will be successful. Vado Corp.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB) and/or OTC Link. The OTCBB and OTC Link are regulated quotation services that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB and OTC Links are not an issuer listing service, market or exchange. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this filing, there have been no discussions or understandings between Vado Corp or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT. THERE IS NO GUARANTEE THAT ALL OF THE FUNDS USED AS OUTLINED IN THE USE OF PROCEEDS TABLE WILL BE EFFECTIVE FOR DEVELOPMENT OF OUR BUSINESS DESCRIBED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

INVESTED FUNDS ARE IRREVOCABLE AND WILL NOT BE RETURNED TO INVESTORS

All invested funds are irrevocable.  Once they are received by the Company in the course of this Offering, the invested funds will not be returned to investors.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR SHAREHOLDER’S SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY. OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT REGARDLESS OF THE NUMBER OF SECURITIES SOLD IN THE OFFERING

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, investors funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

OUR DIRECTORS AND OFFICERS WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, if a third of the shares offered are sold, our management will own 50% of our common stock.  In the event that fewer than the third shares of the offering are sold, management’s percentage ownership will be even higher.  It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE; WITHOUT SUFFICIENT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future substantial revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

*

trends affecting the Company's financial condition, results of operations or future prospects

*

the Company's business and growth strategies

*

the factors that we expect to contribute to our success and our ability to be successful in the future

*

our business model and strategy for realizing positive sales result

*

competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

*

expenses

*

our expectations with respect to continued disruptions in the  global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results

*

the impact of new accounting pronouncements on our financial Statements

*

that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

*

our market risk exposure and efforts to minimize risk

*

our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

*

that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

*

expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

*

the Company's inability to raise additional funds to support operations and capital expenditures

*

the Company's inability to effectively manage its growth

*

the Company's inability to achieve greater and broader market acceptance in existing and new market segments

*

the Company's inability to successfully compete against existing and future competitors

*

the effects of intense competition that exists in the embroidery industry

*

the economic downturn and its effect on consumer spending

*

the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period

*

the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters

*

the effects of energy price increases on our cost of operations and our revenues

*

financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry  and other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $120,000. We expect to disburse the proceeds from this offering in the priority set forth below.  The following table shows the intended use of proceeds assuming that 33.33%, 50%, 75% and 100%, respectively, of the Offering is sold.  There is no guarantee that we will receive any proceeds from the Offering.

	If one-third sold	If 50% sold	If 75% sold	If 100% sold
Gross proceeds	$40,000	$60,000	$90,000	$120,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Net proceeds	$30,000	$50,000	$80,000	$110,000
Establishing an office	$2,000	$2,000	$3,000	$4,000
Equipment	$15,000	$15,000	$15,000	$30,000
Lease	$3,000	$3,000	$3,000	$3,000
Website development	$-	$2,000	$3,000	$4,000
Marketing and advertising	$-	$6,000	$28,000	$29,000
Sales person salary	$-	$6,000	$12,000	$18,000
Worker salary	$-	$6,000	$6,000	$12,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000

None of the money allocated to salaries here is planned to be used as compensation for our officers and director.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. As of May 31 , 2018, the net tangible book value of our shares was negative $ 3,426 or approximately negative $0.0031 per share, based upon 2,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $120,000 minus the estimated Offering expenses of $10,000 resulting in net proceeds of $110,000, the net tangible book value of the 8,000,000 shares to be outstanding will be $103,863, or approximately $0.0129 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (2,000,000 shares) will be increased by $0.016 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.02 per Share) of $0.0071 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.0129 per share, reflecting an immediate reduction in the $0.02 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 25% of the total number of shares then outstanding, for which they will have made a cash investment of $2,000, or $0.001 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 75% of the total number of shares then outstanding, for which they will have made a cash investment of

$120,000, or $0.02 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to May 31 , 2018.  The following table shows the per share dilution assuming that one-third, 50%, 75% and 100%, respectively, of the primary Offering by the Company is sold.

One-third

50%

75%

100%

Price Paid per Share by Existing Shareholders                       $0.001                           $0.001                   $0.001                  $0.001

Public Offering Price per Share                                               $0.02                            $0.02                      $0.02                    $0.02

Net Tangible Book Value Prior to this Offering                      $(3,426)                        $(3,426)                 $(3,426)                $(3,426)

Net Tangible Book Value After this Offering                         $23,863                         $43,863                  $73,863                $103,863

Net Tangible Book Value per Share Attributable

to cash payments from purchasers of the shares offered        $0.0059                         $0.0087                  $0.0113                 $0.0129

Immediate Dilution per Share to New Investors                    $0.0141                         $0.0113                  $0.0087                 $0.0071

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR SOLE OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our sole  officer and  director, Mr. Konc to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to them for any Shares that they sell.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Konc, our sole officer and director, will sell the shares on behalf of the Company, and he intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Konc will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.

Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on  transactions in securities; and

c.

Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker- dealer; and

d.

Our officer and our director meets the conditions of paragraph  (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

             (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

               (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

                (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officers, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering.   There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 270 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a wire transfer, a check or certified funds to us.  All checks for subscriptions should be made payable to Vado Corp.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock

1.

have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to November 30, 2017 have been audited by AJ Robbins CPA, LLC. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Haddan & Zepfel LLP has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Vado Corp. was incorporated in the State of Nevada on February 10, 2017 and established a fiscal year end of November 30. We have limited revenues, have minimal assets and have incurred losses since inception. We were formed to engage in the embroidery business. We are still in the development stage and just recently stared our operations. As of today, we have commenced manufacturing the embroidery and  generated $6,000 in revenues. Our business office is located at Dlhá 816/9, Nitra, Slovakia 94901. Our telephone number is (421)-372302900.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS PLAN

We plan to manufacture embroidery on any kind of fabric. We plan to promptly execute any order; create high quality and neat embroidery on clothing, workwear or other products and accessories; and will produce chevrons, pennants or any other products associated with embroidery. We plan to accept orders in any quantity starting from 1 unit. Our retail customers will be asked to pay us 100% in advance, and our wholesale customers will be asked to pay us 50% in advance and 50% after completing the order. We do not intend to offer any credit terms relating to order payments. We intend to develop a website, so the retail customers can place orders through our website. Corporate customers will have two options to pay for products: by wire transfer or by sending a check/money order. If customer decides to pay by check/money order, then we will apply a certain amount of days to have the check/money order cleared. In the next 12 months we intend to offer our services to clients in the European Union. Price of embroidery on fabric and cloth will depend on the complexity of the order and will be calculated individually.

Product

We plan to offer embroidery products that include the embroidery not only on cut, but also on finished products such as work wear, pennants, t-shirts, jerseys, sweatshirts, baseball caps, windbreakers, coveralls, uniforms, towels, hats, jackets, linen, blankets, and others.  We plan to purchase 8-head embroidery machine that operates through the computer, and which allows to embroider simultaneously eight items. As of today, we have signed an Equipment Sales and Purchase Agreement to purchase our first embroidery machine for $17,000. $3,000 was paid as an initial installment payment under this agreement, and $1,000 per month will be paid beginning June 1, 2018 and continuing with a like payment due on the 1st day of each and every month thereafter until the 1st day of May 2019, when the last payment under this agreement shall become due and payable. On May 14, 2018, we signed a Lease Agreement and leased the space to place our embroidery machine.

Raw Materials

Our raw materials are spools of polyester and rayon threads which come in different diameters and a variety of colors, brightness and texture. Because our customers will be asked to pay us in advance, we plan to purchase threads for each order.

Target market

We intend to target two markets:

-

Corporate. We plan to make a special logo on work ware and uniform for any kind of companies. It can be a small company such as a store, bakery, barbershop or large companies such as road, transportation and construction companies, utility and government companies, hotels, resorts, retail chains and advertising companies. We plan also to supply clothing manufacturers with the embroidery.

-

Retail. We plan to provide customize embroidering for individual orders, including through our website.

Sales and Marketing Strategy

We intend to offer our products in the European Union. We plan to contact numerous companies in different industries that can order embroidery for their workwear and uniform. As of today, we have not identified  only one party to sell our products. Initially, our sole officer and director, Dusan Konc will market our products. If we sell at least 50% shares in this offering, we intend to hire salespersons with good knowledge and connections in our market. The salesperson’s job would be to find new potential customers, and to set up agreements with them. We intend to focus on direct marketing efforts whereby our representative will directly contact. We plan to advertise our service and products on different websites and social networks using context ad. We plan to use internet catalogs and use many online marketing tools to direct traffic to our website and identify potential customers. In addition, we are going to issue monthly printed catalog and send it to our clients. We will take part on the specialized forums and exhibitions to present our products to potential clients.

Equipment Sales and Purchase Agreement

On April 21, 2018, we signed an Equipment Sales and Purchase Agreement to purchase our first embroidery machine. The material terms of the Equipment Sales and Purchase Agreement are the following:

-

The total price is $17,000. Buyer agrees to pay unto Seller the sum of $3,000 (Three Thousand) USD as an initial installment payment under this agreement no later than May 21, 2018, and thereafter $ 1,000 (One Thousand) USD per month beginning June 1, 2018 and continuing with a like payment due on the 1st day of each and every month thereafter until the 1st day of May 2019, when the last payment under this agreement shall become due and payable.

-

All maintenance and repair costs to the equipment shall be paid by Buyer and Seller is hereby relieved from any responsibility to maintain or repair said equipment, all said equipment.

-

Notwithstanding any loss, theft, destruction or damage of any item of agreement equipment or property, the payments as contained herein shall continue to be paid by Buyer.

-

Seller makes no warranties unto Buyer for the sale of the equipment and all equipment described herein is sold in its “as is” condition.

-

Upon the occurrence of any default Seller may exercise this option without notice to or demand on the Buyer and thereupon all equipment and rights of Buyer therein shall be surrendered unto Seller; upon default, Seller may take possession of the equipment where found with or without process of law in court, may enter upon the agreed premises without liability for suit, action, or other proceedings by Buyer and remove same; hold, sell, agreement or otherwise dispose of the equipment or keeping of any of them as Seller so chooses without effecting the obligation of Buyers as providing by this agreement; collect all unpaid  payments due without prejudice to Seller’s right to regain possession of the equipment.

Lease Agreement

On May 14, 2018, we signed a Lease Agreement and leased the space to place our embroidery machine. The material terms of the Lease Agreement are the following:

-

The Lease Agreement is effective as of May 14, 2018.

-

Leased Property is Approximately 25 square meters.

-

The Leased Property is leased “as is.” Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty regarding the condition of the Leased Property.  By taking possession, Lessee agrees that the Leased Property is in good order and satisfactory condition.

-

On or before the 14th day of each month of the lease term, Lessee will pay to Lessor the Base Rent in the amount of $375 for such month. If any sums payable by Lessee to Lessor is not received by Lessor on the date due, Lessee shall pay a late charge in the amount of $25 USD.

-

The Leased Property will be used and occupied only for sewing manufacture.

Service Agreement

On May 15, 2018, we signed a Service Agreement with Nebozizek S.R.O. (Tax ID: 06781080). The material terms of Service Agreement are the following:

-

The Service Provider shall commence the provision of the Services within 7 days of receipt of prepayment.

-

The Service Provider shall complete the Services within one week of Start date.

-

The price for the provision of the Services is $6,000.

-

The Customer agrees to prepay the Price to the Service Provider.

COMPETITION

The level of competition in embroidery business is extremely high. Many of our established competitors have developed a brand following which would make our potential customers prefer their products over ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter the market. Economies of scale would make it easier for our larger established competitors to negotiate price discounts with their suppliers which would leave us at a disadvantage. The principal competitive factors in our industry are pricing, timing and quality. We will be in a market where we compete with many domestic and international companies offering similar products. We will be in direct competition with them. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar product than us which may also cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

We have not yet entered the market and have no market penetration to date, therefore we are at a competitive disadvantage in the market. Once we have entered the market, we will be one of many participants in the business of embroidery. Many established, yet well financed entities are currently active in the business of distribution such products. Nearly all our competitors have significantly greater financial resources, technical expertise, and managerial capabilities than us. Therefore, Vado Corp. may not be able to establish itself within the industry at all.

PATENTS AND TRADEMARKS

We do not have any proprietary products. We currently have no patents or trademarks for our company name or brand name; however, as business is established and operations expand, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, Dusan Konc who acts as our sole officer and director.

Emerging Growth Company Status under the JOBS Act

Vado Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

II

The first fiscal year after its annual revenues exceed $1 billion;

II

The first fiscal year after the fifth anniversary of its IPO;

II

The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

II

The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

II

Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

II

Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

II

Delay compliance with new or revised accounting standards until they are made applicable to private companies; and II  Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

II

Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

II

Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

II

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

II

The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

II

Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

II

The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises at Dlhá 816/9, Nitra, Slovakia 94901. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board and OTC Links. However, we cannot assure you that we will find a market maker to trade our securities, that our shares will be quoted on the OTC Bulletin Board and/or OTC Links or, if quoted, that a public market will materialize.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

toll-free telephone number for inquiries on disciplinary actions;

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-

the bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or  other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL STATEMENTS

Our fiscal year end is November 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, February 10, 2017, to November 30, 2017 can be found on page F-1.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

As of today, we have commenced manufacturing the embroidery and generated $6,000 in revenues generated for our embroidery service. We have incurred $ 5,426 in miscellaneous expenses since inception through May 31 , 2018.

The following table provides selected financial data about our company for the period from the date of incorporation through May 31 , 2018. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:                                                                                 May 31 , 2018

Cash	$ 1,256
Total assets	$ 17,298
Total liabilities	$ 20,724
Shareholders' equity (deficit)	$ (3,426)

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

The following plan of operations assumes that we will successfully commence operations.  There is no guarantee that we will be able to complete all of the following activities or that we will produce significant revenue.

Gathering of market information

1-2 months

No costs

We are going to research the market in the European Union and search for potential suppliers and customers. We plan to study competitors, assortment and estimate quality and price of the similar products.

Establish our office

2-3 months

$2,000-$4,000

Upon completion of the offering we plan to set up an office in Slovakia and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as computer, telephones, fax, office supplies and furniture. Our sole officer and director, Dusan Konc will take care of our initial administrative duties. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $1,000 more. In this case, set up costs will be approximately $3,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up costs will be approximately $4,000.

Website Development

3-6 months

$2000-$4000

During this period, we intend to begin developing our website. We are going to register a web domain and to hire a website developer. We do not have any written agreements with any web designers at current time. As of the date of this prospectus we have not yet identified or registered any domain names for our website. The website development costs, including site design and implementation will be approximately $2,000. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site with extra features, therefore developing cost will be $3,000 and $5,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential customers

5-12 months

No material costs.

When our website is operational, we plan to contact and start negotiation with potential customers. We will negotiate terms and conditions of collaboration. This activity will be ongoing throughout our operations. Even if we are able to obtain sufficient number of agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed. As of today, we have located only one customer and generated revenue in the amount of $6,000 for embroidery. Our customer is Nebozízek S.R.O. (Petrinske sady 411, Mala Strana, 118 00 Praha 1).

Equipment

6-8 months

$15,000-$30,000

If we sell at least a third of the shares in this offering, we plan to purchase one computer operated 8-head embroidery machine. The cost of the machine is $15,000. If we sell all the shares in the offering, we plan to buy two computer operated 8-head embroidery machines. As of today, we signed Equipment Sales and Purchase Agreement and purchased our first embroidery machine for $17,000.

Lease

6-12 months

$3,000

During this period, we plan to lease a space to place our embroidery machine. The estimated cost for this is 3,000. As of today, we signed Lease Agreement and leased a space for our embroidery machine.

Marketing campaign

6-12 months

$6,000-$29,000

Once our website is operational, we will begin to market our product. Our geographical market we first intend to offer our product is the European Union. As of today, we do not have plan to distribute products elsewhere in the world, and we will expand our market to other countries only when/if we generate significant revenue and have funds for such expansion. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also plan to issue monthly printed catalog and send it to our clients, and attend trade shows in our industry to showcase our product with a view to find new customers. We plan to use internet marketing tools in our marketing campaign. We plan to advertise our services and product on different websites and social networks using context ad. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business catalogs, and traveling expenses. We will have a budget for a marketing campaign only if we sell at list 50% shares in the offering, and intend to spend from $6,000 to $29,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation.

Hire a worker

6-12 months

$6,000-$12,000

If we sell 50% of the shares offered, we plan to hire a worker for our embroidery machine. If we sell 100% of the shares offered, we plan to buy two computer operated 8-head embroidery machines, therefore, we plan to hire two workers.

Hire a salesperson

6-12 months

$6,000-$18,000

If we sell 50% of the shares offered, we plan to hire a sales person to sell our service by calls and direct mails. The job of such sales person will be to find additional customers for us. If we sell 75% or 100% of the shares offered, we are going to increase the quantity of sales associates to 2 and 3 accordingly.

If we do not raise at least $60,000 in this offering, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Estimated Expenses for the Next Twelve-Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If a third shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Establishing an office	$2,000	$2,000	$3,000	$4,000
Website development	-	$2,000	$3,000	$4,000
Equipment	$15,000	$15,000	$15,000	$30,000
Lease	$3,000	$3,000	$3,000	$3,000
Marketing and advertising	-	$6,000	$28,000	$29,000
Sales person salary	-	$6,000	$12,000	$18,000
Worker salary	-	$6,000	$6,000	$12,000
Total	$30,000	$50,000	$80,000	$110,000

LIQUIDITY REQUIREMENTS

At May 31 , 2018 we had $ 1,256 of cash.  Our cash needs have so far been met by proceeds from sale of common stock to our sole officer and director, as well as loans from Mr. Konc, who has no obligation to continue funding our operations.  The loan was not made pursuant to any loan agreements or promissory note. We plan to meet our cash needs during the 12 month start-up process from proceeds of the Offering and, if necessary, through a private placement of debt or equity securities by a FINRA-registered broker / dealer.  As of this date, we have had no discussions concerning a private placement, nor do we have an agreement with any broker / dealer.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Mr. Konc was selected as our Director.

Mr. Konc is not considered to be an independent director of the Company; we presently have no independent directors.

The name, address, age and position of our officers and director is set forth below:

Name and Address	Age	Position(s)
Dusan Konc	34	President, Secretary
Dlhá 816/9		Chief Financial Officer,
Nitra, Slovakia 94901		Chief Executive Officer,
Sole Director

Our Director Dusan Konc:

Held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and control persons.

BACKGROUND INFORMATION ABOUT OUR SOLE OFFICER AND DIRECTOR

Dusan Konc has acted as our President, Treasurer, Secretary and Director since our incorporation on February 10, 2017. In 2002 Mr. Konc graduated from Police College in Pezinok, Slovakia. In 2002-2005 he studied in Constantine the Philosopher University in Nitra, Slovakia. For the last 7 years, he has been working as a sole proprietor in construction and renovation business. Mr. Konc has never been default with the bank or government and does not have any pending litigations or claims.

Mr. Konc owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Konc was going to be our President, Chief Executive Officer, Treasurer, Secretary, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors. This decision did not in any manner relate to Mr. Konc’s previous employments. Mr. Konc’s and previous experience, qualifications, attributes or skills were not considered when he was appointed as our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and member of our board of directors.

EXECUTIVE COMPENSATION

Currently, our sole officer and director are serving without compensation. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

Change in
Pension
Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal	Fiscal			Stock	Option	Compen-	sation	Compen-
Position	Year Ended	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Dusan Konc President, Secretary CEO, CFO And Director	November 30 2017	0	0	0	0	0	0	0	0

Directors Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dusan Konc	-0-	-0-	-0-	-0-	-0-	-0-	-0-

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement in place with Mr. Konc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and address of	Number of shares before offering	Number of shares after offering	Percentage before offering	Percentage after offering
Dusan Konc Nitra, Slovakia 94901	2,000,000	2,000,000	100%	25%
Directors and officers as a group	2,000,000	2,000,000	100%	25%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 2,000,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act,. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.  Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company.  It is our view that we are not a shell company but, instead, a start-up company  as we have a definite business plan and started our business operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 27, 2017 the Company issued a total of 2,000,000 shares of common stock to Mr. Dusan Konc for cash at $0.001 per share for a total of $2,000.

Mr. Konc has loaned us funds for operations. The loan was not made pursuant to any loan agreements or promissory note. The loan is unsecured, non-interest bearing and due on demand. The balance due to the Mr. Konc was $9,724 as of May 31 , 2018.  He is under no obligation to continue lending us money.

Mr. Konc provides our office facilities at zero ($-0-) rent per month.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

            VADO CORP.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

NOVEMBER 30, 2017

AJ Robbins CPA, LLC

Certified Public Accountant

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Vado Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Vado Corp. (the Company) as of November 30, 2017 and the related statements of operations, stockholders’ deficit, and cash flows for the period from February 10, 2017 (inception) to November 30, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2017, and the results of its operations and its cash flows for the period from February 10, 2017 (inception) to Novem ber 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has had no revenue, and sustained losses since inception that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2017.
Denver, Colorado January 8, 2018

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209 (B)303-331-6190 (M)720-339-5566 (F)303-845-9078

                                                                                           F-1

VADO CORP. BALANCE SHEET
NOVEMBER 30, 2017
ASSETS
Current Assets
Cash	$ 8,908
Total current assets	8,908
Total Assets	$ 8,908

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Loan from related parties	$ 9,724
Accounts payable	2,500
Total current liabilities	12,224
Total Liabilities	12,224
Commitments and Contingencies
Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,000,000 shares issued and outstanding	2,000
Accumulated Deficit	(5,316)
Total Stockholders’ equity (deficit)	(3,316)

Total Liabilities and Stockholders’ equity (deficit)	$ 8,908

The accompanying notes are an integral part of these financial statements.

VADO CORP. STATEMENT OF OPERATIONS
For the period from Inception (February 10, 2017) to November 30, 2017
Operating expenses
General and administrative expenses	5,316
Net loss from operations	(5,316)
Loss before provision for income taxes	(5,316)

Provision for income taxes	-

Net income (loss)	$ (5,316)

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	850,340

The accompanying notes are an integral part of these financial statements.

VADO CORP. STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT) FOR THE PERIOD FROM INCEPTION (FEBRUARY 10, 2017) to NOVEMBER 30, 2017
	Number of Common Shares	Amount	Deficit accumulated	Total
Balance at February 10, 2017, Inception	-	$ -	$ -	$ -
Shares issued at $0.001	2,000,000	2,000	-	2,000
Net income (loss) for the year	-	-	(5,316)	(5,316)
Balances as of November 30, 2017	2,000,000	2,000	$ (5,316)	$ (3,316)

The accompanying notes are an integral part of these financial statements.

VADO CORP. STATEMENT OF CASH FLOWS
For the period from Inception (February 10, 2017) to November 30, 2017
Cash flows from Operating Activities
Net loss	$ (5,316)
Accounts payable	2,500
Net cash provided (used) by operating activities	(2,816)

Cash flows from Investing Activities
Purchase of fixed assets	$ -
Net cash used in investing activities	-

Cash flows from Financing Activities
Proceeds from sale of common stock	2,000
Proceeds of loan from shareholder	9,724
Net cash provided by financing activities	11,724
Net increase in cash and equivalents	8,908
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 8,908
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

VADO CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (FEBRUARY 10, 2017) TO NOVEMBER 30, 2017

(AUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

VADO CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on February 10, 2017. The Company is a development stage company and intend to commence operations in the embroidery business in the European Union.

The Company has adopted November 30 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of November 30, 2017 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 10, 2017) to November 30, 2017 of $5,316. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Fair values of financial instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available.  The three levels are defined as follow:

·	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

·

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

·	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We recognize revenue when persuasive evidence of an arrangement exists, the goods have been delivered, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At November 30, 2017 the Company's bank deposits did not exceed the insured amounts.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

As of November 30, 2017, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-01, Clarifying the Definition of a Business, which narrows the existing definition of a business and provides a framework for evaluating whether a transaction should be accounted for as an acquisition (or disposal) of assets or a business. The ASU requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities (collectively, the set) is not a business. To be considered a business, the set would need to include an input and a substantive process that together significantly contribute to the ability to create outputs. The standard also narrows the definition of outputs. The definition of a business affects areas of accounting such as acquisitions, disposals and goodwill.

Under the new guidance, fewer acquired sets are expected to be considered businesses. This ASU is effective January 1, 2018 on a prospective basis with early adoption permitted. The Company will apply this guidance to applicable transactions after the adoption date.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. Under the new standard, goodwill impairment would be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. This ASU is effective prospectively to impairment tests beginning January 1, 2020, with early adoption permitted. The Company will apply this guidance to applicable impairment tests after the adoption date.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On July 27, 2017, the Company issued 2,000,000 shares of its common stock at $0.001 per share for total proceeds of $2,000.

As of November 30, 2017, the Company had 2,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since February 10, 2017 (Inception) through November 30, 2017, the Company’s sole officer and director loaned the Company $9,724 to pay for incorporation costs and operating expenses.  As of November 30, 2017, the amount outstanding was $9,724. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to November 30, 2017 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(1,807)
Change in valuation allowance	1,807
$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at November 30, 2017 are as follows:

Deferred tax assets:
Net operating loss	1,807
Valuation allowance	(1,807)
$-

The Company has approximately $5,316 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from November 30, 2017 to the date the financial statements were issued and has determined that there are no items to disclose.

VADO CORP. BALANCE SHEETS
	Unaudited FEBRUARY 28, 2018	Unaudited NOVEMBER 30, 2017
ASSETS
Current Assets
Cash	$ 2,441	$ 8,908
Total current assets	2,441	8,908
Non-current Assets
Equipment, net	1,146
	1,146
Total Assets	$ 3,587	$ 8,908

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Loan from related parties	$ 9,724	$ 9,724
Accounts payable	-	2,500
Total current liabilities	9,724	12,224
Total Liabilities	9,724	12,224
Commitments and Contingencies
Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,000,000 shares issued and outstanding	2,000	2,000
Accumulated Deficit	(8,137)	(5,316)
Total Stockholders’ equity (deficit)	(6,137)	(3,316)

Total Liabilities and Stockholders’ equity (deficit)	$ 3,587	$ 8,908

The accompanying notes are an integral part of these financial statements.

VADO CORP. STATEMENTS OF OPERATIONS
	Unaudited Three months ended February 28, 2018	Unaudited For the period from Inception (February 10, 2017) to February 28, 2017
Operating expenses
General and administrative expenses	$ 2,821	224
Net loss from operations	(2,821)	(224)
Loss before provision for income taxes	(2,821)	(224)

Provision for income taxes	-	-

Net income (loss)	$ (2,821)	$ (224)

Income (loss) per common share: Basic and Diluted	$ (0.00)	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	2,000,000	-

The accompanying notes are an integral part of these financial statements.

VADO CORP. STATEMENTS OF CASH FLOWS
	Three months ended February 28, 2018	Unaudited For the period from Inception (February 10, 2017) to February 28, 2017
Cash flows from Operating Activities
Net loss	$ (2,821)	$ (224)
Depreciation expenses	104
Change in accounts payable	(2,500)	-
Net cash provided (used) by operating activities	(5,217)	(224)

Cash flows from Investing Activities
Purchase of fixed assets	$ 1,250	$ -
Net cash used in investing activities	1,250	-

Cash flows from Financing Activities
Proceeds from sale of common stock	-	-
Proceeds of loan from shareholder	-	224
Net cash provided by financing activities	-	224
Net increase in cash and equivalents	(6,467)	-
Cash and equivalents at beginning of the period	8,908	-
Cash and equivalents at end of the period	2,441	$ -
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

VADO CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTH ENDED FEBRUARY 28,2018 AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 10, 2017) TO FEBRUARY 28, 2017

(UNAUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

VADO CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on February 10, 2017. The Company is a development stage company and intend to commence operations in the embroidery business in the European Union.

The Company has adopted November 30 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of February 28, 2018 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 10, 2017) to February 28, 2018 of $8,137. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Fair values of financial instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available.  The three levels are defined as follow:

·	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

·

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

·	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We recognize revenue when persuasive evidence of an arrangement exists, the goods have been delivered, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At February 28, 2018 the Company's bank deposits did not exceed the insured amounts.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

As of February 28, 2018, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-01, Clarifying the Definition of a Business, which narrows the existing definition of a business and provides a framework for evaluating whether a transaction should be accounted for as an acquisition (or disposal) of assets or a business. The ASU requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities (collectively, the set) is not a business. To be considered a business, the set would need to include an input and a substantive process that together significantly contribute to the ability to create outputs. The standard also narrows the definition of outputs. The definition of a business affects areas of accounting such as acquisitions, disposals and goodwill.

Under the new guidance, fewer acquired sets are expected to be considered businesses. This ASU is effective January 1, 2018 on a prospective basis with early adoption permitted. The Company will apply this guidance to applicable transactions after the adoption date.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. Under the new standard, goodwill impairment would be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. This ASU is effective prospectively to impairment tests beginning January 1, 2020, with early adoption permitted. The Company will apply this guidance to applicable impairment tests after the adoption date.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

Property and Equipment

Property and equipment are stated at cost and depreciated on the straight line method over the estimated life of the asset, which is 3 years. The company purchased a computer for $1,250 on December 4, 2017.

Revenue

The Company has generated no revenue to date. The company’s anticipated revenue source will be from its embroidery business. The Company plans to offer embroidery products that include the embroidery not only on cut, but also on finished products such as work wear, pennants, t-shirts, jerseys, sweatshirts, baseball caps, windbreakers, coveralls, uniforms, towels, hats, jackets, linen, blankets, and others.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On July 27, 2017, the Company issued 2,000,000 shares of its common stock at $0.001 per share for total proceeds of $2,000.

As of February 28, 2018, the Company had 2,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since February 10, 2017 (Inception) through February 28, 2018, the Company’s sole officer and director loaned the Company $9,724 to pay for incorporation costs and operating expenses.  As of February 28, 2018, the amount outstanding was $9,724. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from February 28, 2018 to the date the financial statements were issued and has determined that there are no items to disclose. The company is filing S-1 registration statement to offer 6,000,000 shares at $0.02 per share.

VADO CORP. BALANCE SHEETS
	Unaudited MAY 31, 2018	Audited NOVEMBER 30, 2017
ASSETS
Current Assets
Cash	$ 1,256	$ 8,908
Total current assets	1,256	8,908
Non-current Assets
Equipment, net	15,000
Computer	1,042
	16,042
Total Assets	$ 17,298	$ 8,908

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Loan from related parties	$ 9,724	$ 9,724
Accounts payable	11,000	2,500
Total current liabilities	20,724	12,224
Total Liabilities	20,724	12,224
Commitments and Contingencies
Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,000,000 shares issued and outstanding	2,000	2,000
Accumulated Deficit	(5,426)	(5,316)
Total Stockholders’ equity (deficit)	(3,426)	(3,316)

Total Liabilities and Stockholders’ equity (deficit)	$ 17,298	$ 8,908

The accompanying notes are an integral part of these financial statements.

VADO CORP. STATEMENTS OF OPERATIONS
	Unaudited Three months ended May 31, 2018	Unaudited Three months ended May 31, 2017	Unaudited Six months ended May 31, 2018	Unaudited For the period from Inception (February 10, 2017) to May 31, 2017
Revenue	$ 6,000	$ -	$ 6,000	$ -

Operating expenses
Cost of goods sold	650		650
General and administrative expenses	2,639	15	5,460	239
Net Income (loss) from operations	2,711	(15)	(110)	(239)
Income (Loss) before provision for income taxes	2,711	(15)	(110)	(239)

Provision for income taxes	-	-	-	-

Net income (loss)	$ 2,711	$ (15)	$ (110)	$ (239)

Income (loss) per common share: Basic and Diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	2,000,000	-	2,000,000	-

The accompanying notes are an integral part of these financial statements.

VADO CORP. STATEMENTS OF CASH FLOWS
	Unaudited Six months ended May 31, 2018	Unaudited For the period from Inception (February 10, 2017) to May 31, 2017
Cash flows from Operating Activities
Net loss	$ (110)	$ (239)
Depreciation expenses	208
Change in accounts payable	8,500	-
Net cash provided (used) by operating activities	8,598	(239)

Cash flows from Investing Activities
Purchase of fixed assets	$ 16,250	$ -
Net cash used in investing activities	(16,250)	-

Cash flows from Financing Activities
Proceeds from sale of common stock	-	-
Proceeds of loan from shareholder	-	324
Net cash provided by financing activities	-	324
Net increase in cash and equivalents	(7,652)	85
Cash and equivalents at beginning of the period	8,908	-
Cash and equivalents at end of the period	1,256	$ 85
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

VADO CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTH ENDED FEBRUARY 28,2018 AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 10, 2017) TO MAY 31, 2017

(UNAUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

VADO CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on February 10, 2017. The Company is a development stage company and intend to commence operations in the embroidery business in the European Union.

The Company has adopted November 30 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of May 31, 2018 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 10, 2017) to May 31, 2018 of $5,426. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Fair values of financial instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available.  The three levels are defined as follow:

·	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

·

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

·	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We recognize revenue when persuasive evidence of an arrangement exists, the goods have been delivered, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At May 31, 2018 the Company's bank deposits did not exceed the insured amounts.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

As of May 31, 2018, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-01, Clarifying the Definition of a Business, which narrows the existing definition of a business and provides a framework for evaluating whether a transaction should be accounted for as an acquisition (or disposal) of assets or a business. The ASU requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities (collectively, the set) is not a business. To be considered a business, the set would need to include an input and a substantive process that together significantly contribute to the ability to create outputs. The standard also narrows the definition of outputs. The definition of a business affects areas of accounting such as acquisitions, disposals and goodwill.

Under the new guidance, fewer acquired sets are expected to be considered businesses. This ASU is effective January 1, 2018 on a prospective basis with early adoption permitted. The Company will apply this guidance to applicable transactions after the adoption date.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. Under the new standard, goodwill impairment would be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. This ASU is effective prospectively to impairment tests beginning January 1, 2020, with early adoption permitted. The Company will apply this guidance to applicable impairment tests after the adoption date.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

Property and Equipment

Property and equipment are stated at cost and depreciated on the straight line method over the estimated life of the asset, which is 3 years. The company purchased a computer for $1,250 on December 4, 2017. As of May 31, 2018, depreciation amount was $208 and net of accumulated depreciation was $1,042.

On April 21, 2018, the Company purchased Embroidery Machine for $15,000.

Revenue

The Company has generated $6,000 in revenue to date. The company’s revenue source is from its embroidery business. The Company offers embroidery products that include the embroidery not only on cut, but also on finished products such as work wear, pennants, t-shirts, jerseys, sweatshirts, baseball caps, windbreakers, coveralls, uniforms, towels, hats, jackets, linen, blankets, and others.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On July 27, 2017, the Company issued 2,000,000 shares of its common stock at $0.001 per share for total proceeds of $2,000.

As of May 31, 2018, the Company had 2,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since February 10, 2017 (Inception) through May 31, 2018, the Company’s sole officer and director loaned the Company $9,724 to pay for incorporation costs and operating expenses.  As of May 31, 2018, the amount outstanding was $9,724. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from May 31, 2018 to the date the financial statements were issued and has determined that there are no items to disclose.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL____________________

, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$ 15
Legal and Professional Fees	$ 5,000
Accounting and auditing	$ 3,800
EDGARization	$ 1,185
TOTAL	$ 10,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On July 27, 2017 the Company issued a total of 2,000,000 shares of common stock to Dusan Konc for cash at $0.001 per share for a total of $2,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to our sole officer and director, bear a restrictive legend and were issued to a non-US resident.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit	Description
3.1	Articles of Incorporation *
3.2	Bylaws *
5.1	Opinion of Haddan & Zepfel LLP *
10.1	Equipment Sales and Purchase Agreement *
10.2	Lease Agreement *
10.3	Service Agreement
23.1	Consent of AJ Robbins CPA, LLC
23.2	Consent of Haddan & Zepfel LLP (contained in exhibit 5.1) *
99.1	Form of Subscription Agreement *

* - previously filed

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officer and controlling person pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nitra, Slovakia on July 23 , 2018.

  Vado Corp., Registrant

By: /s/ Dusan Konc

Dusan Konc, President, Treasurer, Secretary, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dusan Konc	Principal Executive Officer	JULY 23 , 2018
Dusan Konc	Title	Date

/s/ Dusan Konc	Principal Financial Officer	JULY 23 , 2018
Dusan Konc	Title	Date
/s/ Dusan Konc	Principal Accounting Officer	JULY 23 , 2018
Dusan Konc	Title	Date